                                                                    EXHIBIT 10.9

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

                              SHARE REPURCHASE PLAN

     The Board of Directors (the "Board") of Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), has adopted and elected to implement a share repurchase plan (the "Repurchase Plan") by which shares of the Company's Common Stock ("Shares") may be repurchased by the Company from shareholders subject to certain conditions and limitations. The effective date of this Repurchase Plan is August 1, 2003.

     1. REPURCHASE OF SHARES. The Company may, at its option, repurchase Shares presented to the Company for cash, subject to the limitations regarding availability of funds and the aggregate amount of Shares the Company is permitted to purchase under the Repurchase Plan, and certain other conditions and restrictions established by this Repurchase Plan. Any and all Shares the Company purchases under the Repurchase Plan shall be canceled, and shall have the status of authorized but unissued Shares. Any and all Shares the Company acquires under the Repurchase Plan shall not be reissued unless such Shares are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

     2. REPURCHASE PRICE. The repurchase price at which Shares may be sold back to the Company are as follows:

            (a) ONE YEAR FROM THE PURCHASE DATE. If the Shares are beneficially held for one year from the purchase date, the repurchase price shall be $9.25 per Share.

            (b) TWO YEARS FROM THE PURCHASE DATE. If the Shares are beneficially held for two years from the purchase date, the repurchase price shall be $9.50 per Share.

            (c) THREE YEARS FROM THE PURCHASE DATE. If the Shares are beneficially held for three years from the purchase date, the repurchase price shall be $9.75 per Share.

            (d) FOUR YEARS FROM THE PURCHASE DATE. If the Shares are beneficially held for four years from the purchase date, the repurchase price shall be the greater of: (i) $10.00 per share; or (ii) a price equal to 10 times our "funds available for distribution" per weighted average Share outstanding for the prior calendar year. For purposes of the Repurchase Plan, "funds available to for distribution" shall be calculated in accordance with the Company's past practices.

            (e) During periods when the Company is not engaged in a public offering of its Shares, the per share price of the common stock for the Company, for purposes of the repurchase, will be based on periodic updates on the value of the Company's properties in its portfolio, as the Board reasonably determines based upon market conditions.

            (f) During the periods when the Company is engaged in a public offering of its Shares, the per share price of the shares to be repurchased shall be less than the price of the Shares offered in the public offering.

     3. FUNDING OF REPURCHASE PLAN. The Company is permitted, for the purpose of repurchasing Shares, to use offering proceeds from public offerings of its Shares, as well as proceeds from its Distribution Reinvestment Program ("Reinvestment Program") and other operating funds, if any, as the Board, in its sole discretion, may reserve for this purpose.

            (a) DISTRIBUTION REINVESTMENT PROGRAM. The full amount of the proceeds from the Reinvestment Program attributable to any month may be used by the Company to repurchase Shares presented during that month.

            (b) EXCESS AVAILABLE FUNDS. In the event that the proceeds from the Reinvestment Program plus the amount of available funds from a concurrent public offering exceed the amount needed to repurchase the Shares for which repurchase requests have been submitted in a particular calendar month, the Company may in its sole discretion (but shall not be obligated to) carry over such excess amount to the subsequent calendar month(s) for use in addition to the amount of proceeds available from the Reinvestment Program and available funds from the concurrent public offering otherwise available for repurchases during that subsequent month(s).

            (c) INSUFFICIENT AVAILABLE FUNDS. In the event that the proceeds from the Reinvestment Program plus the amount of available funds from a concurrent offering are insufficient in amount to repurchase all of the Shares for which repurchase requests have been submitted in a particular month, including Shares which the Company was unable to purchase in preceding months (or in the event, honoring all repurchase requests would violate the Aggregate Number of Shares Limit described in Section 4(b) below), the Company shall repurchase only those Shares for which it has available funds (and which would not violate the Aggregate Number of Shares Limit), on a pro rata basis for that calendar month. A shareholder whose Shares are not repurchased due to insufficient proceeds or because of the Aggregate Number of Shares Limit in that month will have his or her request included in the next succeeding month. As provided for in Section 4(g) below, a shareholder whose Shares are not repurchased may withdraw his or her request for repurchase by notifying the Company in writing before the last business day of the month. The Company cannot guarantee that it will be able to repurchase all Shares for which a repurchase request is received.

            (d) PERCENTAGE LIMITATION. To the extent the Company has funds available from sources described in subparagraphs 3(a), 3(b) and 3(c) above, the Company may effect repurchases of Shares; provided, however, at no time during any consecutive 12-month period may the number of Shares repurchased by the Company under this Repurchase Plan exceed five percent (5%) of the number of Shares outstanding at the beginning of such 12-month period.

            (e) TIME OF REPURCHASE. The Company shall effect all repurchases under the Repurchase Plan on the last business day of the calendar month. Following such repurchases, the Company shall send to the subject shareholder the cash proceeds of such repurchase, after deducting the cost of the UCC search described in Section 4(f) below.

            (f) INEFFECTIVE WITHDRAWAL. In the event the Company receives a written notice of withdrawal, as described in Section 4(g) below, after the Company has effected the subject repurchase, that notice of withdrawal shall not be effective with respect to the subject Shares repurchased, but shall be effective with respect to any of that shareholder's Shares not repurchased. The Company shall give the shareholder prompt written notice of the ineffectiveness or partial ineffectiveness of that shareholder's notice of withdrawal.

     4. SHAREHOLDER REQUIREMENTS. Any shareholder may elect to participate in the Repurchase Plan with respect to all or a designated portion of the shareholder's Shares, subject to the following conditions and limitations:

            (a) HOLDING PERIOD. Only Shares that have been held by the presenting shareholder for more than one (1) year are eligible for repurchase by the Company. If a shareholder dies during the one year holding period, the Board, in its sole discretion, may waive the holding period for the shareholder's beneficiaries or heirs, as appropriate.

            (b) AGGREGATE NUMBER OF SHARES LIMIT. Subject to sufficient funds being available, the number of Shares repurchased during any calendar year shall not exceed five percent (5.0%) of the weighted average number of Shares outstanding during the prior calendar year. Fractional shares may not be presented for repurchase.

            (c) WRITTEN REQUESTS. A shareholder may request that the Company repurchase the shareholder's Shares by submitting a written request to:
Ms. Roberta S. Matlin, Vice President of Administration, Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road Oak Brook, Illinois 60523. The written request must state the name of the person/entity who owns the Shares, the date of purchase of the Shares and the number of Shares to be repurchased. Written requests for shall be accepted on a on a monthly basis, subject to the limitations set forth in the Repurchase Plan.

            (d) ASSIGNMENT FORM. Generally within one week after receiving the written request, the Company shall send an assignment form for execution by the shareholder or the shareholder's custodian/trustee along with a request to return the certificate of ownership. The assignment must be properly executed, and the certificate of ownership must be properly endorsed and presented to the Company.

            (e) INSUFFICIENT AVAILABLE FUNDS; SHARE REPURCHASE LIMITATION. It is possible that a shareholder may not have his or her entire written request honored due to insufficient funds available for the Repurchase Plan or due to the share repurchase limit set forth above in Section 4(b). If the Company does not have sufficient funds available for repurchase of the entire request or cannot repurchase Shares because of the Section 4(b) limitation, the Company will purchase only those Shares which do not exceed these limits; and prorate its purchases from the aggregate requests from all of the requesting shareholders as a group. The Company will then place each request from requesting shareholders who does not have their entire request honored into the next month until funds become available sufficient to complete the transaction. Unfulfilled requests for repurchase from previous months shall be aggregated with new requests for repurchase that the Company receives during the current month; no request shall be given preference over any other request. If there are no funds are available for the Repurchase Plan when a repurchase is requested, or if the Company cannot repurchase Shares because of the Section 4(b) limitations, the shareholder may withdraw his or her written request, or ask that the Company honor the request when funds become available or the Section 4(b) limitation does not apply.

            (f) NO ENCUMBRANCES. All Shares presented for repurchase must be owned by the shareholder(s) making the presentment, or the party presenting the Shares must be authorized to do so by the owner(s) of the Shares. All such Shares must be fully transferable and not be subject to any liens or other encumbrances. Upon receipt of the assignment form, the Company will conduct a Uniform Commercial Code (UCC) search to ensure that no liens are held against the Shares at the cost of $100 to the shareholder, which will be deducted from the proceeds of the repurchase. In the alternative, such requesting shareholder can provide evidence, satisfactory to the Company, that no liens or encumbrances are on the Shares requested for repurchase. If the requesting Shareholder provides such evidence, no UCC search will be conducted and no fees or expenses will be charged to the requesting shareholder. The repurchase will occur on a pro rata basis assuming all documentation is complete, including the UCC search showing no liens or other sufficient evidence. If the UCC search determines that a lien exists against the Shares, the Company shall have no obligation to purchase and shall not purchase any of the subject Shares subject to the lien; in that event, the Company shall charge the requesting shareholder for the UCC search, if any.

            (g) WITHDRAWAL OF WRITTEN REQUEST. In the event a shareholder wishes to withdraw his or her written request to have the Shares repurchased, the shareholder must notify the Company in writing. The Company will not repurchase that shareholder's Shares so long as the Company receives the written request to withdraw prior to the time payment is sent to the applicable shareholder. If the Company conducts the UCC search prior to receiving the shareholder's written request to withdraw, the shareholder will be responsible for payment of the $100 UCC search fee regardless of such withdrawal.

            (h) DEADLINE FOR PRESENTMENT. The Company will repurchase Shares on or about the last business day of each calendar month. The Company must receive a shareholder's written notice that the Company repurchase his or her Shares prior to the time that the Company determines to effect the Share repurchase.

     5. TERMINATION OF REPURCHASE PLAN. This Repurchase Plan shall terminate or be suspended, as the case may be, and the Company shall not accept Shares for repurchase upon the occurrence of any of the following:

            (a) In the event the Shares are listed on any national securities exchange, or are subject of bona fide quotes on any inter-dealer quotation system or electronic communications network, or are subject of bona fide quotes in the pink sheets; or

            (b) In the event the Board determines it to be in the best interest of the Company to suspend or terminate the Repurchase Plan.

     6. AMENDMENT. This Repurchase Plan may be amended in whole or in part by the Board, in its sole discretion, at any time or from time to time.

     7.     MISCELLANEOUS.

            (a) NOTICE. If the event the Company terminates, revises or otherwise changes the Repurchase Plan, the Company will send a written notice to shareholders informing them of the such termination or change with at least thirty days advance written notice, and the Company will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q or in the next annual report filed on Form 10-K.

            (b) LIABILITY. Neither the Company nor the Repurchase Agent (as defined below) shall have any liability to any shareholder for the value of the shareholder's Shares, the repurchase price of the shareholder's Shares, or for any damages resulting from the shareholder's presentation of his or her Shares or the repurchase of the Shares under this Repurchase Plan or for the Company's determination not to repurchase Shares under the Repurchase Plan, except as result from the Company's or the Repurchase Agent's gross negligence, recklessness, or violation of applicable law; provided, however, that nothing contained herein shall constitute a waiver or limitation of any rights or claims a shareholder may have under federal or state securities laws.

            (c) TAXES. Shareholders shall have complete and sole responsibility for payment of all taxes, assessments, and other applicable obligations resulting from the Company's repurchase of Shares and the Company shall have no such responsibility or liability.

            (d) REPURCHASE AGENT. The Company shall have the full and absolute authority and responsibility to appoint a Repurchase Agent, as the Company's agent under the Repurchase Plan, to effect all purchases of Shares and to disburse funds to the respective shareholders upon the Company's purchase of the subject Shares. The Repurchase Agent shall at all times be a member in good standing of the National Association of Securities Dealers, Inc. The Company hereby appoints Inland Securities Corporation as the Repurchase Agent.

            (e) ADMINISTRATION AND COSTS. The Repurchase Agent shall perform all recordkeeping and other administrative functions involved in operating and maintaining the Repurchase Plan. The Company shall bear all costs involved in organizing, administering and maintaining the Repurchase Plan.